                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         Date of Report: June 25, 1999



                           GOLDEN STAR RESOURCES LTD.
                           --------------------------
             (Exact name of registrant as specified in its charter)



CANADA                            000-21708             980101955
------                            ---------             ---------
(State or other jurisdiction      (Commission File      (IRS Employer
of incorporation)                 Number)               Identification No.)



              1660 Lincoln St., Suite 3000, Denver, Colorado 80264
              ----------------------------------------------------
             (Address of principal executive offices )  (zip code)



                                 (303) 830-9000
                                 --------------
             (Registrant's telephone number, including area code )


                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report)
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ITEM 5.  Other Events.

Golden Star Resources Ltd. (Golden Star) announced that Robert Stone has been elected as Chairman of the Board of Directors for Golden Star. The Board also appointed two new directors, Mr. James Askew and Mr. John Sabine, to the Golden Star Board.

Mr. Stone, a Business Consultant and Corporate Director, has been a director of Golden Star since September 1997. Mr. Stone currently serves as director of Boliden Limited, Globe Stone Corporation, Manhattan Minerals Corporation (Chairman), United Bolero Development Corporation and Union Bank of Switzerland (Canada). Mr. Stone was employed with Cominco Ltd. from 1973 to 1997 most recently as Vice President, Finance, Chief Financial Officer and Director. Mr. Stone earned a Bachelor Degree of Science from the University of Toronto.

Mr. Askew is President and Chief Executive Officer of Golden Star. Since 1986 Mr. Askew has been the Chief Executive of a number of international mining companies. Mr. Askew received a Bachelor of Mining Engineering (with Honors) and a Masters in Engineering Science from Melbourne University.

Mr. Sabine is the managing partner of the Toronto Office of the law firm Bennett Jones. Mr. Sabine principally practices in corporate/securities, mergers and acquisitions and mining law. Prior to joining Bennett Jones, Mr. Sabine was the president and chief executive officer of Arbor Memorial Services Inc. Mr. Sabine received a Bachelors Degree and a LLB from the University of Western Ontario.

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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         GOLDEN STAR RESOURCES LTD.
                                         --------------------------
                                         Registrant



Date   June 25, 1999                     By: /s/ Gordon J. Bell
       -------------                     ------------------------------
                                         Gordon J. Bell, Vice President
                                         Chief Financial Officer

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